ARTICLES OF MERGER

                                     OF

                             VIS VIVA CORPORATION
                            (a Nevada corporation)

                                     AND

                             WIDEBAND CORPORATION
                           (a Missouri corporation)


     Pursuant to 92A.100 through 92A.500 and specifically, 92A.200, of the Nevada Revised Statutes (NRS) and Section 351.430 of the Missouri Revised Statutes (1994), the corporations herein named do hereby adopt the following Articles of Merger:

     1.	Annexed hereto and made a part hereof as Exhibit A is the September 6,
1999 Plan and Agreement of Merger, as amended, for merging WIDEBAND CORPORATION, a Missouri corporation (WideBand), with and into VIS VIVA CORPORATION, a Nevada corporation (VISV). In addition to having obtained approval by the stockholders of each constituent corporation as set forth below, the said Plan and Agreement of Merger, as amended, has been adopted and approved by the Board of Directors of WideBand and by the Board of Directors of VISV, all as required under NRS
Section 78.458.1(b).

     2.	The merger of WideBand with and into VISV is permitted by the laws of the States of Missouri and Nevada and has been undertaken in compliance with said laws.

     3.	The said Plan and Agreement of Merger, Exhibit A hereto, was submitted to the stockholders of WideBand pursuant to the provisions of Section 351.458 and Section 351.420 of the Missouri Revised Statutes (1994). The manner of approval thereof by said stockholders was as follows:

          (i)	The designation, number of outstanding shares and the number of votes entitled to be cast by the one and only class of securities entitled to vote on the said Plan and Agreement of Merger are as follows:

                                                              Number
                                                             Entitled
               Designation       Outstanding Shares          to  Vote
              -------------     --------------------       ------------
              Common stock           12,801,819             12,801,819




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          (ii)	The transaction was submitted to the stockholders of WideBand at a Special Meeting of its Shareholders held on February 18, 2000. The total number of votes whose owners or holders, either in person or by proxy, voted in favor of the merger transaction herein provided for is as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                        12,032,519                      -0-

     The foregoing number of votes which voted for adoption of the said Plan and Agreement of Merger by the singular voting group entitled to vote thereon was well over fifty percent (50%) and therefore, such was sufficient for the approval thereof by the said class.

     4.	The said Plan and Agreement of Merger, Exhibit A hereto, was also submitted to a vote of the stockholders of VISV pursuant to the provisions of NRS 78.390 titled AMENDMENT OF ARTICLES AFTER ISSUING STOCK: PROCEDURE, and NRS 92A.190 titled MERGER OR EXCHANGE WITH FOREIGN ENTITY of the Revised Nevada statutes. The manner of approval thereof by said stockholders was as follows:

          (i)	The designation, number of outstanding shares and the number of votes entitled to be cast by the one and only class of securities entitled to vote on the said Plan and Agreement of Merger are as follows:

                                                             Number
                                                            Entitled
               Designation       Outstanding Shares         to  Vote
              -------------     --------------------      ------------
              Common stock           1,375,000              1,375,000


          (ii)	The transaction was submitted to the stockholders of VISV at a
Special Meeting of its Shareholders held on February 18, 2000. The total number of votes whose owners or holders consented in advance to the merger in writing as contemplated in NRS Section 78.320 and who otherwise, in person or by proxy, voted in favor of the merger transaction herein provided for at the Special Meeting is as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-




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
     The foregoing number of votes which voted for adoption of the said Plan and Agreement of Merger by the singular voting group entitled to vote thereon was well over fifty percent (50%) and therefore, such was sufficient for the approval thereof by the said class.

     As to each specific Article of Amendment to be voted upon, all as contemplated in NRS 78.390.1(b), the votes on the proposal to approve a recapitalization of the Company's 1,375,000 issued and outstanding shares of common capital stock on the basis of a 1-for-7 reverse-split (a proposal which does not require amending the Articles but which generally requires shareholder approval) were as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-


     On the proposal to amend the Articles of Incorporation to change the name of the company from Vis Viva Corporation to WideBand Corporation the votes were as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-


     On the proposal to increase the authorized shares from 15 million common capital shares to 20 million common capital shares, the votes were as follows:
(See page 6.)

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-


     On the proposal to streamline the corporate purposes of the Company to provide that the Company shall be authorized to conduct and engage in any lawful business authorized and permitted under Nevada law, the votes were as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-


     On the proposal to issue a total of 55,000 restricted shares to certain insiders as finder's, agent's or consultant's fees (a proposal which does not require amending the Company's Articles but which the board wanted to submit to the shareholders), the votes were as follows:

                     Number Voted For          Number Voted Against
                     ----------------          --------------------
                         808,475                        -0-


     5.	As contemplated in NRS Section 78.390 there have been amendments to the
Articles of Incorporation of VISV, the Survivor, resulting from the merger transaction provided for herein. Such amendments are contained in the Certificate of Amendment to the Articles of Incorporation of Vis Viva Corporation to be filed with the State of Nevada contemporaneously with the filing of these Articles of Merger.

     6.	The merger herein described shall become effective at the time that this document is first recorded with the Secretary of State of the State of Missouri and at the time this document is thereafter recorded and filed with the Secretary of State of the State of Nevada.

     7.	The most convenient address of the Surviving Corporation is and shall be
401 West Grand, Gallatin, MO  64640, phone number (660) 663-3000, fax no.
(660) 663-3736. The Surviving Corporation shall also maintain a Nevada office as follows: WideBand Corporation, a Nevada corporation, c/o State Agent and Transfer Syndicate, Inc., Attn: Elizabeth R. Brogan, 318 North Carson Street, Carson City, Nevada 89701.


                                            WIDEBAND CORPORATION,
                                           a Missouri corporation


Date:     February 21, 2000                 /s/ Roger E. Billings
                                     ------------------------------------
                                         Roger E. Billings, President


Date:     February 21, 2000                   /s/ Eileen Dayton
                                     ------------------------------------
                                      Eileen Dayton, Secretary/Treasurer

                                            VIS VIVA CORPORATION,
                                            a Nevada corporation


Date:  2/18/00                             /s/ John Michael Coombs
                                     ------------------------------------
                                        John Michael Coombs, President


Date:  2/18/00                               /s/ Angelo Vardakis
                                     ------------------------------------
                                     Angelo Vardakis, Secretary/Treasurer

Continued from page 3, Merger Vis Viva Corporation

     The number of shares the Corporation is authorized to issue is twenty million (20,000,000) shares, having a par value of $0.01 per share, and the Corporation is authorized to issue, and/or grant options and/or warrants to purchase, or otherwise acquire, shares of the common stock of the Corporation, upon such terms and for such consideration as the Board of Directors of the Corporation shall determine. All shares of stock of this Corporation shall be of the same class, namely, common capital shares, and shall have the same rights and preferences. Fully paid shares of stock of this Corporation shall not be subject to any further call or assessment. The Corporation shall have the right to purchase, take or otherwise acquire its own shares to the full extent permitted under Nevada Law.


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